CORNETT STOCK PURCHASE AGREEMENT


          This Cornett Stock Purchase Agreement (the "Agreement") is made and entered into by and between American Capitol Insurance Company ("AC"), a Texas insurance company with its offices and principal place of business in Houston, Harris County, Texas, and John D. Cornett ("Cornett"), an individual resident of Houston, Harris County, Texas.

          WHEREAS, AC and Cornett have, contemporaneously with the execution of this Agreement, entered into an employment agreement (the "Employment Agreement") pursuant to which AC has agreed to employ Cornett as its President, Chief Operating Officer and a director of AC under the terms and consideration set forth therein; and

          WHEREAS, as an additional inducement to Cornett to enter into the Employment Agreement, AC desires to enter into this Agreement pursuant to which Cornett shall be granted an irrevocable option to require AC to purchase certain shares of stock owned by Cornett described herein under the terms and circumstances set forth in this Agreement;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                     Definitions

          1.1. At present there is a "control" relationship involving Guest's ownership of 51.8% of all of the issued and outstanding stock of InsCap Corporation ("InsCap"), InsCap's ownership of approximately 44% of Acap Corporation ("Acap") and Acap's ownership of 100% of AC. For purposes of this Agreement, "loss of control of AC" shall be deemed to occur whenever Guest's ownership of InsCap or InsCap's ownership of Acap falls below 33.3% of the issued and outstanding stock of such entity, or whenever Acap's ownership of AC falls below 51.0% of AC's issued and outstanding stock.

          1.2. "Cornett Stock" shall mean any shares of the capital stock of Acap acquired by Cornett while he is a full-time employee of AC or an affiliate, whether acquired before or after the date hereof, but shall not include (a) any stock acquired by Cornett when he is not an employee of AC or an affiliate; (b) any stock acquired by Cornett in excess of 67 shares in any single year, except as provided below; (c) any stock that is not owned solely by Cornett as hereinafter provided; or (d) any stock acquired by Cornett that is not properly "registered" as hereinafter provided. If Cornett acquires less than 67 shares in a year, then such shortfall amount may be carried over as an increase in the 67 shares per year limit that is otherwise applicable to the next succeeding two years, except that in no event shall the 67 shares per year limit be increased in this manner by more than 33 shares in the aggregate. To properly register such stock, Cornett shall deliver to AC's Chairman of the Board a dated written notice (signed by Cornett) within 30 days of the date hereof for any such stock acquired prior to the date hereof and, within 30 days after acquiring any such stock for any such stock acquired on or after the date hereof, identifying the stock acquired, stating the number of shares acquired, the date of acquisition, the cumulative total of all Cornett Stock owned by him as of the date of the notice, and a statement that he is the sole owner of all such Cornett Stock. To be the sole owner of Cornett Stock, there can be no other interest in such stock except a pledge or security interest in the event such stock is pledged as collateral for a loan made exclusively to Cornett and his spouse and/or his spouse's community property interest in such stock, and such sole interest by Cornett must exist throughout the period in which such stock otherwise qualifies as Cornett Stock. Cornett is not obligated to purchase any Acap stock, but if he does, and if it falls within the parameters stated in this Section 1.2, it shall be deemed "Cornett Stock."

          1.3.  "Cornett" shall mean John D. Cornett or his heirs or estate.

          1.4. Any stock acquired by Cornett as a result of a merger or other corporate reorganization as a successor to the Acap stock shall be treated as Cornett Stock if the predecessor Acap stock would have qualified as Cornett Stock. Such substituted stock shall be treated, for valuation purposes, as though the substitution had not occurred, i.e., as though the original Acap shares were being valued under the provisions of this Agreement.

          1.5 A "sale" by Guest shall mean any transfer, sale or exchange of any shares of InsCap stock owned by Guest for cash, other stock, or other consideration, except that it shall not include a merger or corporate reorganization involving only InsCap and an InsCap affiliate, whether or not such merger or corporate reorganization results in a loss of control of AC.

          1.6.  "Guest" shall mean William F. Guest or his heirs or estate.

          1.7. A "sale" by InsCap shall mean any transfer, sale or exchange of any shares of Acap stock owned by InsCap for cash, other stock, or other consideration, except that it shall not include a merger or corporate reorganization involving only Acap and an Acap affiliate, whether or not such merger or corporate reorganization results in a loss of control of AC. InsCap shall include any corporate or other entity which is the successor of InsCap.

          1.8. The "Total Value of InsCap" means the price per share paid to Guest in any sale of any shares of his InsCap Stock multiplied by the total number of shares of InsCap that are issued and outstanding.

          1.9. The "Fair Value of InsCap's Investment in Acap" means the Total Value of InsCap less the fair market value of any assets of InsCap other than InsCap's investment in Acap.

          1.10. The "Fair Value of Acap" means the Fair Value of InsCap's investment in Acap divided by InsCap's percentage of ownership of the outstanding common stock of Acap, prior to the sale of any Acap shares by InsCap.

          1.11. The "Fair Value per Share of Acap" means the Fair Value of Acap divided by the total number of shares of Acap that are issued and outstanding.

                                     ARTICLE II

                                Grant of Sale Option


          2.1. AC agrees to grant Cornett and does hereby irrevocably grant Cornett the right, but not the obligation, to require AC to purchase all of, or a portion of, the Cornett Stock (the "option") in the event that
     (a) Guest sells all of or a portion of his InsCap stock, or InsCap sells all of or a portion of its Acap stock, and (b) such sale or sales by Guest and/or InsCap result in a loss of control of AC as hereinabove defined, or which take place subsequent to a prior loss of control of AC which occurs on or after the date of this Agreement.

          2.2. In the event of a sale by Guest subsequent to or resulting in a loss of control of AC as set forth above, the price to be paid Cornett by AC for the Cornett stock shall be an amount equal to the Fair Value per Share of Acap multiplied by the number of Acap shares included in the Cornett Stock.

          2.3. In the event of a sale by InsCap subsequent to or resulting in a loss of control of AC as stated above, the price to be paid Cornett by AC for the Cornett Stock shall be the per share price InsCap received for each share of Acap stock sold by InsCap multiplied by the number of Acap shares included in the Cornett Stock.

          2.4. In the event of a sale by Guest or InsCap resulting in or subsequent to a loss of control of AC as stated above, the amount to be paid to Cornett as determined in Sections 2.2 and/or 2.3 (as applicable) shall be paid by AC to Cornett in cash within 30 days from the date or dates on which Cornett exercises the Option to require AC to purchase any shares of the Cornett Stock.

                                     ARTICLE III

                          Exercise and Expiration of Option

          3.1. At any time before the expiration of one (1) year from the date of closing of any sale of InsCap stock by Guest or Acap stock by InsCap as contemplated in Section 2.1 of this Agreement (the "Expiration Date"), Cornett may exercise the Option granted him under this Agreement and require AC to purchase all or a portion of the Cornett Stock upon the terms set forth herein.

          3.2. In the event that any shares of Cornett Stock are still owned by Cornett upon the Expiration Date and Cornett has failed to exercise the Option to require AC to purchase such shares as provided for herein, such Option with respect to such shares of Cornett Stock shall expire and be of no further force and effect.

          3.3. The Option granted by this Agreement may be exercised by Cornett on or before the Expiration Date in whole at any time or in part from time to time, by delivery to AC at its principal office of a written notice of the exercise of the Option that specifies the number of shares of Cornett Stock as to which the Option is being exercised, and a request for payment for such shares. Upon receipt of the written notice, AC shall promptly pay Cornett the price for such shares of Cornett Stock as provided in Article II of this Agreement.


                                     ARTICLE IV

                                Survival of Agreement


          4.1. This Agreement is made and entered into contemporaneously with the execution by Cornett and AC of an Employment Agreement relating to Cornett's employment by AC. Notwithstanding anything to the contrary herein contained, AC's obligation to purchase any or all of the Cornett Stock as herein provided shall terminate in the event Cornett is terminated for cause under the terms of said Employment Agreement. It is expressly agreed, however, that neither Cornett's death nor his disability, nor the termination or expiration of the Employment Agreement in accordance with its terms other than as set forth above will terminate Cornett's right to require AC to purchase and AC's obligation to purchase any or all of the Cornett Stock as herein provided, and such right and obligation shall survive the termination of the Employment Agreement, and be enforceable under the terms of this Agreement.

          4.2. This Agreement shall be binding upon any successor or successors of AC.



                                      ARTICLE V

                                    Miscellaneous

          5.1. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be delivered three business days after deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:


          If to AC:           American Capitol Insurance Company
                              10555 Richmond Avenue
                              Houston, Texas  77042
                              Attention:  Mr. William F. Guest

          If to Cornett:      John D. Cornett
                              10922 Burgoyne
                              Houston, Texas  77042

          Notice given in any other manner shall be effective when received by the addressee. The address for notice may be changed by notice given in accordance with this provision.

          5.2. Amendments. This Agreement and any attachments incorporated by reference constitute the entire agreement between the parties and may not be amended, supplemented, waived, or terminated except by written instrument executed by the parties.

          5.3. Waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

          5.4. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successor and assigns. Notwithstanding anything herein to the contrary, this Agreement is not assignable by Employee.

          5.5. Governing Law. The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Texas. In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in Harris County, Texas.

          5.6. Severability. If any provision of this Agreement is declared unenforceable by a court of last resort, such declaration shall not effect the validity of any other provisions of this Agreement.

          5.7. Construction. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

          5.8. Time for Performance. If the time for performance of any obligation set forth in this Agreement falls on a Saturday, Sunday, or legal holiday, compliance with such obligation on the next business day following such Saturday, Sunday, or legal holiday shall be deemed acceptable.

          5.9. Counterparts. This Agreement may be executed in multiple and/or separate counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument.

          5.10. Expenses. AC shall pay legal fees incurred by Cornett in connection with the preparation of this Agreement.

          5.11. Authorization. The making and performance by AC of this Agreement have been duly authorized by all necessary corporation actions of AC, and the undersigned representative of AC is fully empowered and authorized to execute this Agreement on its behalf.

          This Agreement is executed to be effective as of April 1, 1997.

                                   AMERICAN CAPITOL INSURANCE COMPANY



                                   By:   /s/William F. Guest
                                         ------------------------------
                                   Name:  William F. Guest
                                   Title: Chairman of the Board


                                          /s/John D. Cornett
                                          ------------------------------
                                          John D. Cornett